UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2024

NEUROMETRIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, MA 02140
(Address of Principal Executive Offices, and Zip Code)
(781) 890-9989
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share Preferred Stock Purchase Rights	NURO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On April 18, 2024, the Board of Directors (the “Board”) of NeuroMetrix, Inc. (the “Company”) appointed Joshua Horowitz, effective immediately, to serve as a Class III director on the Board until the Company’s 2025 annual meeting of stockholders and thereafter until his successor has been elected and qualified or until his earlier death, resignation or removal.

    There is no arrangement or understanding between Mr. Horowitz and any other person pursuant to which he was selected as a director of the Company. There are no related party transactions with regard to Mr. Horowitz that are reportable under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Horowitz will receive an initial equity award valued at $60,000 issued in restricted stock units (“RSUs”). The RSUs will each vest in four equal quarterly installments beginning June 30, 2024, with full vesting of such award to occur on the earlier of the date of the 2025 annual meeting of stockholders or a change in control of the Company. Mr. Horowitz will also be entitled to (1) $80,000 in annual cash compensation paid in four equal quarterly installments, which shall be paid in one lump sum in the event of a change in control of the Company, subject to Mr. Horowitz’s continued service on the Board as of such date, and (2) indemnification pursuant to the Amended Indemnification Agreement (as described below).

Adoption of Amended Indemnification Agreement

On April 18, 2024, the Board adopted amendments to the form indemnification agreement (as amended, the “Amended Indemnification Agreement”) that the Company has used to enter into indemnification agreements with all of the Company’s directors and senior management. These amendments include, among other things, updates to the procedures by which the indemnitee provides notice and documentation to the Company in connection with payments sought by the indemnitee and by which the Company renders payment of and/or reimburses expenses to the indemnitee in connection with a proceeding. The Amended Indemnification Agreement is intended to complement the indemnity protection available under applicable law, the Company’s bylaws and any insurance policies the Company maintains.

The foregoing description of the Amended Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Termination of Prior “At the Market” Equity Offering Program

On April 18, 2024, the Company notified Ladenburg Thalmann & Co. Inc. (“Ladenburg”) of its intent to terminate the At Market Issuance Sales Agreement, dated as of October 22, 2021, by and between the Company and Ladenburg (the “ATM Sales Agreement”). Pursuant to the ATM Sales Agreement, termination of the agreement will be effective no later than 10 days from the date of the termination notice.

Press Release
On April 19, 2024, Company issued a press release announcing Mr. Horowitz’s appointment to the Board and the termination of the ATM Sales Agreement as described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
    Exhibit No.        Description
10.1            NeuroMetrix, Inc. Form of Indemnification Agreement, as amended on April 18, 2024.
99.1            Press Release, dated April 19, 2024.
    104            Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: April 19, 2024	/s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer